Exhibit 14.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference of our reports dated February 22, 2007 with respect to the consolidated financial statements of Hanson PLC, Hanson PLC’s management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Hanson PLC, included herein for the year ended December 31, 2006, in the following Registration Statements:

1.	Form F-3 No. 333-98517 of Hanson Building Materials Ltd (formerly known as Hanson PLC);

2.	Form S-8 No. 333-13968 pertaining to the Hanson PLC Long Term Incentive Plan and the Hanson PLC Share Option Plan;

3.	Form S-8 No. 333-14022 pertaining to the Hanson Building Materials America Retirement Savings and Investment Plan;

4.	Form S-8 No. 333-14024 pertaining to the Hanson Building Materials America Retirement Savings and Investment Plan for Collectively Bargained Employees;

5.	Form S-8 No. 333-132116 pertaining to the Hanson Long Term Incentive Plan 2003;

6.	Form S-8 No. 333-132117 pertaining to the Hanson Building Materials America Retirement Savings and Investment Plan and the 401 (k) Retirement Plan of Hanson Building Materials America; and

7.	Form F-3 No. 333-136396 of Hanson PLC

/s/ Ernst & Young LLP

Ernst & Young LLP

London, England March 1, 2007